Exhibit 99.2

Telstra eBusiness Services Pty Ltd

Financial Statements for the

Years Ended 30 June 2007 & 30 June 2006

Telstra eBusiness Services Pty Ltd

30 June 2007 & 30 June 2006

Telstra eBusiness Services Pty Ltd

30 June 2007 & 30 June 2006

Independent Auditors Report

To the members of

Telstra eBusiness Services Pty Ltd

We have audited the accompanying financial report being a special purpose financial report, of Telstra eBusiness Services Pty Ltd, which comprises the Balance Sheet as at 30 June 2007 and 2006, and the Income Statement, and Cash Flow Statement for the years ending on those dates, a summary of significant accounting policies and other explanatory notes.

The Responsibility of Directors for the Financial Report

The directors’ of the company are responsible for the preparation and fair presentation of the financial report and have determined that the accounting policies described in Note 1 to the financial statements, which form part of the financial report are appropriate to meet the financial reporting requirements of the Share Sale Agreement and are appropriate to meet the needs of the parties to the sale.  This responsibility includes establishing and maintaining internal control relevant to the preparation and fair presentation of the financial report that is free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial report based on our audit. No opinion is expressed as to whether the accounting policies used, as described in Note 1, are appropriate to meet the needs of the members. We conducted our audit in accordance with Australian Auditing Standards. These Auditing Standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors’, as well as evaluating the overall presentation of the financial report.

The financial report has been prepared for distribution to the members for the purpose of fulfilling the directors’ financial reporting obligations under the Share Sale Agreement. We disclaim any assumption of responsibility for any reliance on this report or on the financial report to which it relates to any person other than the parties to the Share Sale Agreement, or for any purpose other than that for which it was prepared.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Independence

In conducting our audit, we have complied with the independence requirements of the Australian professional accounting bodies.

Auditor’s Opinion

In our opinion, the financial report presents fairly, in all material respects the financial position of Telstra eBusiness Services Pty Ltd as at 30 June 2007 and 2006 and of its financial performance and its cash flows for the year then ended in accordance with the accounting principles generally accepted in the United States of America and with the accounting policies described in Note 1 to the financial statements.

By:	/s/ D A KNOWLES
D A KNOWLES		BAKER TILLY PITCHER PARTNERS
Partner		Melbourne, Australia
Date: March 18, 2008

Balance Sheet

	(Figures in thousands)
	June 30, 2007	June 30, 2006
	(US $)	(US $)
ASSETS
Current Assets
Cash & cash equivalents	17076	13585
Accounts Receivable, net	1417	1658
Prepaid expenses	168	93
Accrued revenue	1316	1061
Total Current Assets	19977	16397

Property & Equipment, net	611	655
Deferred Tax Asset	—	204
Intangibles, net	—	319
Loans to wholly owned entities	—	1441
Total Assets	20588	19016

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities
Accounts payable & accrued expenses	557	1293
Employees benefit payable	939	680
Payroll taxes payable	246	231
Total Current Liabilities	1742	2204
Other liabilities
Deferred revenue	647	640
Deferred Tax Liability	58	—
Total Other Liabilities	705	640
Stockholder’s equity:
Common stock	8330	7154
Retained Earnings	7869	9109
Other Comprehensive Income	1942	-91
Total liabilities & stockholder equity	20588	19016

Income Statement

	(Figures in thousands)
PARTICULARS	June 30, 2007	June 30, 2006
	(US $)	(US $)
Revenue
Service	14381	12930
Other Revenue	—	1
Total Revenue	14381	12931

Operative Expenses
Staff Cost	3479	3603
Contractual & Agency Payments	887	2530
Sales & Marketing	2040	421
General & administrative cost	401	1284
Depreciation & Amortisation	834	912
Total operative expenses	7641	8750
Operative income	6740	4181
Interest income	782	455
Interest expenses	3	3
Profit on sale of investment	18	—
Income before taxes	7537	4633
Income tax provision (benefit)	276	396
Net income	7261	4237

Cash Flow Statement

Particulars	Amount in US$ 2007		Amount in US$ 2006

Cash flow from operating activities
Net Income		7261		4237

Adjustments to reconcile net income to net cash provided by operative activities
Depreciation and amortisation	834		911
Interest Income	-782		-454
Interest expenses	3		3
Deferred tax	280		403
Profit on Sale of investment	-18	317	0	863

Changes in Working Capital
Accounts Receivable	-90		-777
Current Liabilities	-474		-33
GST Payable	15	-549	230	-580

Cash flow from financing activities
Interest income	782		454
Interest expenses	-2	780	-3	451

Cash flow from investing activities
Purchase of fixed assets	-471		-82
Loan recd/ (paid) from wholly owned entities	1441		-1441
Dividend payment	-8500	-7530	0	-1523

Cash generated during the year		279		3448
Translation adjustment		3212		417
Cash & cash equivalent as at July 1st,2005				9720
Cash & cash equivalent as at July 1st,2006		13585		13585
Cash & cash equivalent as at June 30th,2007		17076

Note: 1                Summary of Significant Accounting Policies for the fiscal years ended 30 June 2007 and 2006

(a) Organization

At 30 June 2007 and 2006, Telstra eBusiness Pty Ltd was a 100% owned subsidiary of Telstra Services Solutions Holdings Limited which in turn is a 100% owned subsidiary of Telstra Corp, a Telecommunications and Information Service Company based in Australia.

The audited financial statements have been prepared pursuant to the requirements of the Share Sale Agreement of Telstra eBusiness Services Pty Ltd, between Ebix Australia (Vic) Pty Ltd (buyer) and Telstra Services Solutions Holdings Limited (seller) dated 22 December 2007 (refer to Note 2).

Telstra eBusiness Services Pty Ltd is a company limited by shares, incorporated and domiciled in Australia.

(b) Basis of accounting

The financial statements have been prepared on an accruals basis in US Dollars, whereby revenue is recognized as earned and expenses are recognized as incurred in accordance with the accounting principles generally accepted in the United States of America.

For financial reporting purposes Telstra eBusiness Services Pty Ltd fiscal year runs from July 1st to June 30th.

A summary of the significant accounting policies applicable to Telstra eBusiness Services Pty Ltd are outlined below.

(c) Cash

Cash means notes and coins held, and deposits held at call with a financial institution.

Cash also includes cash equivalents which are defined as highly liquid investments with short periods to maturity which are readily convertible to cash and are subject to an insignificant risk of changes in value.

(d) Accounts Receivable

The company recognizes an amount receivable as an asset where a contractual right exists to receive cash, or another financial asset from another entity or where there is a contractual right to exchange financial assets with another entity and the contractual right can be measured reliably.

When a receivable has been recognised initially in the balance sheet, it has been done at its fair value plus, where applicable, any transaction costs that are directly attributable to the acquisition of the receivable.

All receivables have been recognized as a current asset except those that are not expected to be realised within twelve months.

All receivables are regularly reviewed to ensure that all amounts that are not collectable, or may not be collectable, are recognized appropriately in the financial statements.

(e) Property and Equipment and related Depreciation

Items of property, plant and equipment are recorded at cost less accumulated depreciation or amortization.

Depreciation

Items of property, plant and equipment, including buildings and leasehold property, but excluding freehold land, have been depreciated on a straight line basis over their estimated useful lives, ranging from 1 to 8 years.

The useful lives and residual values of all assets have been reviewed each year to ensure it does not materially differ from the asset’s fair value or recoverable amount at reporting date.

Cost of repairs and maintenance, including the cost of replacing minor items, which are not substantial improvements, have been charged to operating expenses.

(f) Intangible Assets

Intangible Assets consists of mainly software with a life of approximately one year.

g) Revenue recognition

Revenue has been recorded after deducting sales returns, trade allowances, duties and taxes.

Revenue has been recorded at its gross amount and discounts due to price and/or volume have been recorded separately as a deduction against revenue.

Revenue has been treated as realized or realizable and earned when all of the following criteria have been met:

•                  Persuasive evidence of an arrangement exists.  If an arrangement is subject to subsequent approval or execution of another agreement, the revenue has not been recognized until that subsequent approval or agreement is complete.

•                  Delivery has occurred or services have been rendered.

•                  The price is fixed or determinable.

•                  Collectability is reasonably assured.

(h) Accrued Revenue

When a product or service has been delivered to or used by a customer but not billed, the revenue recognition criteria described above has been met.  The revenue has been recognised in the income statement and accrued for in the balance sheet.

When the customer has been subsequently billed, the accrued revenue is transferred to trade debtors.

(i) Other Income

Income that does not arise from ordinary activities has been recorded as other income when the right to receive that income is established.

(j) Accounting estimates

Preparation of financial statements in accordance with accounting principles generally acceptable in the United States of America requires management to make estimates regarding various financial matters. As with any estimate, actual amounts incurred may differ from the estimates used in the preparation of this financial statement.

(k) Income Taxes

Telstra eBusiness Services Pty Ltd and its parent entity (including other related entities) have formed an income tax consolidated group under the tax consolidation regime in Australia, whereby the head company under the tax consolidation regime recognises the tax liability for the group.

Under the corporate accounting policy of the head entity, each member of the tax consolidated group records its own assets and liabilities associated with deferred tax balances.

Deferred tax assets are recognised for temporary differences only when it is probable that future taxable income will be available to utilise those temporary differences.

Under the same corporate accounting policy, each member of the consolidation group records the current tax expense associated with its own transactions throughout the year, only when this is considered material on a group basis.  When the current tax expense associated with Telstra eBusiness Services Pty Ltd is considered immaterial, the current tax expense is recognised by the head entity on the basis the difference between the head entity’s own tax expense and what is reported under this approach will not be material.

As a result of the application of his policy, no income tax expense has been recorded in the financial statement of this company for the period presented.

(l) Accruals and Prepayments

Accruals and prepayments have been made where known transactions have been entered into and supporting documentation and system entries indicates its creation and existence.

Accrued revenue includes revenue earned but not yet billed. Prepaid expenses represent operational expenses that have been paid but relate to future reporting periods. Accrued expenses represent operational expenses incurred at reporting date, however no invoice has been received and the expenses have not yet been paid.

(m) Employee Provisions

The provisions for annual leave and long service leave have been calculated based upon the rates of pay expected to be current at the date of settlement of the liability.

In addition certain salary allowances and entitlements have been included in the employee salary when calculating employee entitlements.

Note 2:     Subsequent Events

On 22 December 2007, the shareholder of Telstra eBusiness Services Pty Ltd, Telstra Services Solutions Holdings Limited sold 100% of its shares to Ebix Australia (Vic) Pty Ltd.

Ebix Australia (Vic) Pty Ltd is a 100% owned subsidiary of Ebix Inc, a company incorporated in Delaware, United States of America.

The directors do not believe there will be an adverse financial effect on the company as a result of the sale.

Note 3:     Capital Structure

As at 30 June 2007, the company has 5,603,000 ordinary shares on issue.

Note 4:     Retained Earnings

Working of Retained Earning

Opening reserve as on July 1st,2005	4872
Addition during the year	4237
Closing reserve as on June 30,2006	9109

Working of Retained Earning

Opening reserve as on July 1st,2006	9109
Addition during the year	7261
Less : Dividend Paid	8500
Closing reserve as on June 30,2007	7869

Note 5:     Related Party Transaction

Loans

A loan of ($4,286,989) was given to wholly owned subsidiaries.

Dividend

By circular resolution on 27 October 2006, the directors of the company approved;

(a)                                  the payment of a dividend to the company’s sole shareholder, amounting to AUS Dollars $10,000,000 ($ 8,500,000 US Dollars).

Loan Forgiveness

The company has a number of related party loans with company’s that share the same ultimate parent company as Telstra eBusiness Services Pty Ltd.

During the year ended 30 June 2007, the company’s (net) loans receivable with related parties were forgiven as part of the group’s initiative to correct the capital structure of the entities within the group.  The debt forgiveness was completed in accordance with the directors’ resolution.

Significant Related Party Transactions post balance sheet date

Dividend and Capital Restructure

By circular resolution on 15 October 2007, the directors of the company approved:

(b)           the return of capital to the company’s sole shareholder, amounting to AUS Dollars $7,000,000 ($6,218,800 US Dollars)

(c)           the payment of a dividend to the company’s sole shareholder, amounting to AUD Dollars $10,901,829 ($9,685,185 US Dollars)

Note 6:     Translation Adjustments

Computation of Translation Adjustment for 2006

Total Assets (Aus $)		25770
Total Liabilities (Aus $)		3616
Net Assets (Aus $)		22154
End of period exchange rate		0.73
Net Assets in USD		16172
Stockholder Equity
Common Stock	7154
Reserve & Surplus	9109
Total Stockholder equity in USD		16263
Translation Adjustment		-91

Computation of Translation Adjustment for 2007

Total Assets (Aus $)		24222
Total Liabilities (Aus $)		2878
Net Assets (Aus $)		21345
End of period exchange rate		0.85
Net Assets in USD		18143
Stockholder Equity
Common Stock	8330
Reserve & Surplus	7869
Total Stockholder equity in USD		16199
Translation Adjustment		1944